As filed with the Securities and Exchange Commission on February 7, 2011

Registration No. 333-171614

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact name of Registrant as specified in its charter)

Minnesota	3679	41-0901840
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Hutchinson Technology Incorporated

40 West Highland Park Drive NE

Hutchinson, MN 55350

Telephone (320) 587-3797

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David P. Radloff

Vice President and Chief Financial Officer

Hutchinson Technology Incorporated

40 West Highland Park Drive NE

Hutchinson, MN 55350

Telephone (320) 587-3797

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to: Sonia A. Shewchuk, Esq. Peggy Steif Abram, Esq. Faegre & Benson LLP	Copies to: Senet S. Bischoff, Esq. Tad J. Freese, Esq. Latham & Watkins LLP
2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 Phone: (612) 766-7810 Fax: (612) 766-1600	885 Third Avenue, Suite 1000 New York, NY 10022-4834 Phone: (212) 906-1200 Fax: (212) 751-4864

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all of the other conditions precedent to the tender/exchange offer, as described herein, have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

*	If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
8.50% Convertible Senior Notes due 2026	$40,000,000	100%	$40,000,000	$4,369.43
Common Stock, par value $.01 per share (3)	(2)	(2)	(2)	(2)

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The maximum aggregate principal amount of the 3.25% Convertible Subordinated Notes (the “Old Notes”) to be tendered is $75,294,000. The filing fee is based on the book value of such Old Notes ($67,635,094.32) less the amount of cash to be paid by the Registrant in exchange for the Old Notes ($30,000,000).
(2)	Includes such indeterminate number of shares of common stock of the Registrant as may be issued upon conversion of the 8.50% Convertible Senior Notes due 2026 registered hereby; the shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act of 1933.
(3)	Associated with the common stock of the Registrant are common share purchase rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-171614) of Hutchinson Technology Incorporated (the “Registration Statement”) is being filed solely to amend Item 21 of Part II of the Registration Statement. Since this Amendment No. 3 does not amend any other sections of the Registration Statement, including the prospectus, a copy of the prospectus is not included herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hutchinson, State of Minnesota, on February 7, 2011.

HUTCHINSON TECHNOLOGY INCORPORATED
(Registrant)

By:	/S/ DAVID P. RADLOFF
Name:	David P. Radloff
Its:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed on February 7, 2011 by the following persons in the capacities with Hutchinson Technology Incorporated indicated:

/S/ WAYNE M. FORTUN	President and Chief Executive Officer (Principal Executive Officer)
Wayne M. Fortun

/S/ DAVID P. RADLOFF	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
David P. Radloff Martha Goldberg Aronson* Mark A. Augusti * Jeffrey W. Green * Gary D. Henley * Russell Huffer * William T. Monahan * Thomas R. VerHage *

*	Wayne M. Fortun, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/S/ WAYNE M. FORTUN
Wayne M. Fortun
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Dealer Manager Agreement dated as of January 10, 2011 between HTI and Citadel Securities, LLC.*

1.2	Amendment to Dealer Manager Agreement dated as of January 25, 2011 between HTI and Citadel Securities, LLC.*

3.1	Amended and Restated Articles of Incorporation of HTI (incorporated by reference to Exhibit 3.1 to HTI’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2002; File No. 0-14709).

3.2	Restated By-Laws of HTI, as amended December 3, 2008 (incorporated by reference to Exhibit 3.1 to HTI’s Current Report on Form 8-K filed December 9, 2008; File No. 0-14709).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4(j) to Registrant’s Registration Statement on Form S-3, dated January 19, 2006).

4.2	Rights Agreement dated as of July 29, 2010, between HTI and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to HTI’s Registration Statement on Form 8-A, dated 7/30/10).

4.3	Indenture dated as of January 25, 2006 between HTI and LaSalle Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to HTI’s Current Report on Form 8-K filed January 26, 2006; File No. 0-14709), and Instrument of Resignation, Appointment and Acceptance dated as of October 29, 2008 by and among HTI, LaSalle Bank National Association, as prior trustee, and Wells Fargo Bank, National Association, as successor trustee.

4.4	Form of 3.25% Convertible Subordinated Note due 2026 (included as part of Exhibit 4.3).

4.5	Form of 8.50% Convertible Senior Notes Due 2026 Indenture between Hutchinson Technology Incorporated and Wells Fargo Bank, National Association, as Trustee.*

4.6	Form of 8.50% Convertible Senior Notes Due 2026 (included in Exhibit 4.5).*

5.1	Faegre & Benson LLP Opinion.**

8.1	Faegre & Benson LLP Tax Opinion.*

12.1	Computation of Ratio of Earnings to Fixed Charges.*

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5.1).**

23.2	Consent of Faegre & Benson LLP (included in Exhibit 8.1).*

23.3	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm.*

24.1	Power of Attorney.*

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1.*

99.1	Letter of Transmittal.*

99.2	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

99.3	Letter to Clients.*

*	Previously filed.
**	Filed herewith.